ELITE PHARMACEUTICALS, INC.
                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647



                                           September 3, 2003


Notice to Holders of Class A Common Stock Purchase Warrants

         Elite Pharmaceuticals Inc. (the "Company") is pleased to advise its holders of Class A Common Stock Purchase Warrants, which expired on November 30, 2002, that upon surrender of the Class A Warrant Certificate to Jersey Transfer and Trust Co, the Company's Transfer Agent and Warrant Agent, the Company will issue in exchange for such warrants the Company's Class C Common Stock Purchase Warrants.

         The Class C Warrants will evidence the right to purchase the same number of shares of Common Stock as was issuable upon exercise of the surrendered certificates immediately prior to expiration of the Class A Warrants.

         The Class C Warrants will be exercisable on or prior to November 30, 2005 at a price of $5.00 per share, subject to adjustment. They will be non-transferable except by operation of law.

         If you desire to receive the new Warrants please deliver the Class A Warrant Certificate to the Warrant Agent at 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.


                                       /s/ BERNARD BERK
                                       -----------------------------------------
                                       Bernard Berk
                                       Chief Executive Officer